Exhibit 10.3

INTERCREDITOR AGREEMENT

This Intercreditor Agreement (this “Agreement”) is entered into as of July 2, 2019, by and among Wells Fargo Capital Finance, LLC, a Delaware limited liability company (in its capacity as administrative agent under the WF Loan Agreement described below, together with its successors and assigns in such capacity, the “WF Agent”), for itself and on behalf of the WF Secured Parties described below, MUFG Union Bank, N.A. (in its capacity as administrative agent under the MUFG Loan Agreement described below, together with its successors and assigns in such capacity, the “MUFG Agent”), for itself and on behalf of the MUFG Secured Parties described below, Hercules Funding II LLC, a Delaware limited liability company (in its capacity as borrower under the WF Loan Agreement described below, together with its successors and assigns in such capacity, the “WF Borrower”), Hercules Funding IV LLC (in its capacity as borrower under the MUFG Loan Agreement described below, together with its successors and assigns in such capacity, the “MUFG Borrower”), Hercules Capital, Inc., a Maryland corporation (in its capacity as the servicer under (i) the MUFG Loan Agreement and (ii) the WF Loan Documents, the “Servicer”), and U.S. Bank National Association in its capacity as special servicer hereunder (in such capacity, together with its successors and assigns in such capacity, “Special Servicer”), with reference to the following facts:

RECITALS:

A.

The WF Agent and the WF Borrower are parties to that certain Amended and Restated Loan and Security Agreement, dated as of June 29, 2015 (as has been and may be amended, restated, supplemented, or modified from time to time, the “WF Loan Agreement”), by and among the WF Borrower, the WF Agent, and the lenders, issuing banks, and bank product providers from time to time party thereto (each, a “WF Secured Party,” and together, the “WF Secured Parties”).

B.

The MUFG Agent and the MUFG Borrower are parties to that certain Loan and Security Agreement, dated as of February 20, 2019 (as has been and may be amended, restated, supplemented, or modified from time to time, the “MUFG Loan Agreement”), by and among the MUFG Borrower, the MUFG Agent, and the lenders from time to time party thereto (each, a “MUFG Secured Party,” and together, the “MUFG Secured Parties”).

C.

The WF Secured Parties will make certain extensions of credit to or for the benefit of the WF Borrower secured by substantially all of the assets of the WF Borrower (the “WF Collateral”), including, without limitation, certain loans made by Hercules Capital, Inc., a Maryland corporation, as originator (in such capacity, the “Originator”), and owned by the WF Borrower (each, a “WF Borrower Portfolio Loan”).

D.

The MUFG Secured Parties will make certain extensions of credit to or for the benefit of the MUFG Borrower secured by substantially all of the assets of the MUFG Borrower (the “MUFG Collateral”), including, without limitation certain loans made by the Originator and owned by the MUFG Borrower (each, a “MUFG Borrower Portfolio Loan”).

E.	The parties desire to enter into this Agreement to set forth their respective rights and interests.

The parties agree as follows:

1.            Certain Definitions. As used in this Agreement, the following terms shall have the following definitions:

1.1     “Agreement” has the meaning specified therefor in the preamble to this Agreement.

1.2     “Business Day” means any day that is not a Saturday, Sunday, or other day on which banks are authorized or required to close in the cities of New York, New York, or Dallas, Texas.

1.3      “Claim” has the meaning specified therefor in Section 17.3.

1.4     “Collection Costs” means professional fees and cost reimbursement obligations to attorneys and other professionals, court costs, filing fees, service or other process fees, garnishment fees and other out-of-pocket costs payable to third parties incurred by the Special Servicer in respect of or in connection with servicing the Split-Funded Notes Receivable.

1.5     “Defaulting Lender Group” means, with respect to the MUFG Agent and the MUFG Secured Parties, on the one hand, or the WF Agent and the WF Secured Parties, on the other hand, either group (a) that has failed to fund any amounts required to be funded by it under this Agreement on the date that it is required to do so under Sections 4.5, 4.6, or 4.7 of this Agreement, (b) that notified any party hereto, any MUFG Secured Party or any WF Secured Party, in any case, in writing, that it does not intend to comply with all or any portion of its funding obligations under this Agreement, (c) with respect to which the administrative agent of which has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or under other agreements generally under which it has committed to extend credit, (d) with respect to which the administrative agent of which has failed, within two (2) Business Days after written request by the other administrative agent, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund any amounts required to be funded by it under this Agreement, or (e) with respect to which the administrative agent of which (i) has become or is insolvent or has a parent company that has become or is insolvent or (ii) becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, or custodian or appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment; provided, that the MUFG Agent and the MUFG Secured Parties, on the one hand, or the WF Agent and the WF Secured Parties, on the other hand, shall not be a Defaulting Lender Group solely by virtue of the ownership or acquisition of their respective administrative agent’s equity interest or any direct or indirect parent company thereof by a governmental entity so long as such ownership interest does not result in or provide such administrative agent with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such administrative agent (or such governmental entity) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such administrative agent.

1.6      “Insolvency Event” means, with respect to a specified obligor, (a) the filing of a decree or order (i) for relief by a court having jurisdiction over such obligor or any substantial part of its property in an involuntary case under any applicable Insolvency Law, or (ii) appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such obligor or for any substantial part of its property, or (iii) ordering the winding-up or liquidation of such obligor’s affairs, provided that such decree or order shall remain unstayed and in effect for a period of 60 consecutive days, (b) the commencement by such obligor of a voluntary case under any applicable Insolvency Law now or hereafter in effect, or the consent by such obligor to the entry of an order for relief in an involuntary case under any such law, (c) the consent by such obligor to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such obligor or for any substantial part of its property, or the making by such obligor of any general assignment for the benefit of creditors, (d) the failure by such obligor generally to pay its debts as such debts become due, or (e) the taking of action by such obligor in furtherance of any of the foregoing.

1.7      “Insolvency Law” means Title 11 of the United States Code, as in effect from time to time, or any other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, or similar debtor relief laws from time to time in effect affecting the rights of creditors generally, in each case as now or hereafter in effect

1.8     “MUFG Account” has the meaning specified therefor in Section 4.1 of this Agreement.

1.9     “MUFG Agent” has the meaning specified therefor in the preamble to this Agreement.

1.10     “MUFG Borrower” has the meaning specified therefor in the preamble to this Agreement.

1.11     “MUFG Borrower Obligations” means any and all “Obligations”, as such term is defined in the MUFG Loan Agreement, together with any and all other amounts owing for the payment of money under the MUFG Loan Documents.

1.12     “MUFG Borrower Portfolio Loan” has the meaning specified therefor in Recital D of this Agreement.

1.13     “MUFG Borrower Portfolio Loan Amounts” has the meaning specified therefor in Section 4.5 of this Agreement.

1.14     “MUFG Collateral” has the meaning specified therefor in Recital D of this Agreement.

1.15     “MUFG Loan Agreement” has the meaning specified therefor in Recital B of this Agreement.

1.16     “MUFG Loan Documents” means the “Loan Documents” as such term is defined in the MUFG Loan Agreement.

1.17     “MUFG Secured Parties” has the meaning specified therefor in Recital B of this Agreement.

1.18     “Non-Defaulting Agent” means, with respect to the MUFG Agent, on the one hand, or the WF Agent, on the other hand, at any time when a Defaulting Lender Group exists, the one that is not a member of such Defaulting Lender Group so long as it is not also a member of a Defaulting Lender Group.

1.19     “Servicer” has the meaning specified therefor in the preamble to this Agreement.

1.20     “Servicer Termination” means after the occurrence and during the continuation of an event giving rise thereto under the applicable agreement (i) the termination by WF Agent of the Servicer, as servicer under and pursuant to and in accordance with the terms and conditions of the WF Loan Documents; or (ii) the termination by MUFG Agent of the Servicer, as servicer under and pursuant to and in accordance with the terms and conditions of the MUFG Loan Documents.

1.21     “Servicer Termination Event” means (i) a “Servicer Default” or an “Event of Default”, as each such term is defined in the MUFG Loan Documents, (ii) a “Servicer Default” or an “Event of Default”, as each such term is defined in the WF Loan Documents, or (iii) the occurrence of a Servicer Termination.

1.22     “Special Servicer” means U.S. Bank National Association in its capacity as special servicer with respect to any Split-Funded Note Receivable pursuant to this Agreement, together with its successors and assigns.

1.23     “Special Servicer Fees and Expenses” means: (a) the fees and expenses set forth in the separate fee letter agreement between the Borrower and U.S. Bank National Association, including (i) the initial acceptance fee (the “Acceptance Fee”), (ii) the monthly administration fee due prior to the Special Servicer Period (the “Monthly Fee”), (iii) the one-time replacement servicer engagement fee due immediately prior to the Special Servicer becoming the servicer under Section 6.3 below (the “Engagement Fee”) and (iv) the monthly replacement servicer administration fee due on and during the Special Servicer Period (the “Servicing Fee”), and (b) reasonable out-of-pocket costs, expenses and indemnities (including reasonable attorneys, accountants, consultants, and other advisors fees and expenses) incurred by the Special Servicer in connection with it serving as Special Servicer hereunder, including without limitation, fees or charges for advertising, maintaining or storing collateral, photocopying, notarization, couriers and messengers, telecommunication, public record searches, filing fees, recording fees, publication, real estate surveys, real estate title policies and endorsements, and environmental audits. Each of the Acceptance Fee, the Monthly Fee, the Engagement Fee and the Servicing Fee assumes that the Split-Funded Notes Receivable pursuant to this Agreement are comprised of five (5) notes receivable or less. U.S. Bank National Association reserves its right to increase such fees if the Split-Funded Notes Receivable are comprised of five (5) or more notes receivable.

1.24     “Special Servicer Period” means any period after the occurrence and during the continuation of a Servicer Termination during which the Special Servicer acts as servicer with respect to any Split-Funded Note Receivable pursuant to this Agreement.

1.25     “Split-Funded Approved Forms” means the standard forms of assignment and assumption and loan agreement approved by the MUFG Agent and the WF Agent in their reasonable discretion and the other standard forms of Split-Funded Note Receivable Documents to the extent not inconsistent with the requirements applicable thereto set forth in this Agreement, the MUFG Loan Documents and the WF Loan Documents, together with such changes and modifications thereto from time to time permitted in accordance with the terms of this Agreement, the MUFG Loan Documents and the WF Loan Documents.

1.26     “Split-Funded Note Receivable” means any note receivable originated by Originator and with respect to which each of the WF Borrower and the MUFG Borrower owns a percentage of the aggregate commitment thereunder.

1.27     “Split-Funded Note Receivable Documents” means, with respect to any Split-Funded Note Receivable, any and all agreements and instruments evidencing, governing, securing or guaranteeing such Split-Funded Note Receivable.

1.28     “WF Account” has the meaning specified therefor in Section 4.2 of this Agreement.

1.29     “WF Agent” has the meaning specified therefor in the preamble to this Agreement.

1.30     “WF Borrower” has the meaning specified therefor in the preamble to this Agreement.

1.31     “WF Borrower Obligations” means any and all “Obligations”, as such term is defined in the WF Loan Agreement.

1.32     “WF Borrower Portfolio Loan” has the meaning specified therefor in Recital C of this Agreement.

1.33     “WF Borrower Portfolio Loan Amounts” has the meaning specified therefor in Section 4.6 of this Agreement.

1.34      “WF Collateral” has the meaning specified therefor in Recital C of this Agreement.

1.35     “WF Loan Agreement” has the meaning specified therefor in Recital A of this Agreement.

1.36     “WF Loan Documents” means the “Loan Documents” as such term is defined in the WF Loan Agreement.

1.37     “WF Secured Parties” has the meaning specified therefor in Recital A of this Agreement.

2.           Acknowledgement of Liens.

2.1     The MUFG Agent, for itself and on behalf of each of the MUFG Secured Parties, acknowledges that a perfected security interest in all WF Collateral, including without limitation all of the WF Borrower’s right, title, and interest in and to any portion of any Split-Funded Note Receivable that constitutes a WF Borrower Portfolio Loan, except for the respective rights of the MUFG Agent, the MUFG Secured Parties, and the MUFG Borrower relating to any portion of any Split-Funded Note Receivable that constitutes a MUFG Borrower Portfolio Loan, is and will continue to be granted to the WF Agent, for the benefit of the WF Secured Parties, to secure the WF Borrower Obligations, free and clear of any lien, interest, or claim of the MUFG Agent, or any MUFG Secured Party, except for their respective rights to receive payments in accordance herewith.

2.2     The WF Agent, for itself and on behalf of each of the WF Secured Parties, acknowledges that a perfected security interest in all MUFG Collateral, including without limitation all of the MUFG Borrower’s right, title, and interest in and to any portion of any Split-Funded Note Receivable that constitutes a MUFG Borrower Portfolio Loan, except for the respective rights of the WF Agent, the WF Secured Parties, and the WF Borrower relating to any portion of any Split-Funded Note Receivable that constitutes a WF Borrower Portfolio Loan, is and will continue to be granted to the MUFG Agent, for the benefit of the MUFG Secured Parties, to secure the MUFG Borrower Obligations, free and clear of any lien, interest, or claim of the WF Agent, or any WF Secured Party, except for their respective rights to receive payments in accordance herewith.

3.          [Intentionally Omitted].

4.          Collection Mechanics and Settlements.

4.1     Notwithstanding anything to the contrary contained in any of the MUFG Loan Documents, the MUFG Borrower shall cause (a) the MUFG Agent to establish or identify an already-established collection account (the “MUFG Account”) for all collections with respect to MUFG Borrower Portfolio Loans that constitute Split-Funded Notes Receivable, subject to a deposit account control agreement in favor of the MUFG Agent or other mechanism for perfection and control as the MUFG Agent may in its discretion approve, and (b) all collections with respect to such MUFG Borrower Portfolio Loans that constitute Split-Funded Notes Receivable to be made to such collection account.

4.2     Notwithstanding anything to the contrary contained in any of the WF Loan Documents, the WF Borrower shall cause (a) the WF Agent to establish or identify an already-established collection account (the “WF Account”) for all collections with respect to WF Borrower Portfolio Loans that constitute Split-Funded Notes Receivable, subject to a deposit account control agreement in favor of the WF Agent or other mechanism for perfection and control as the WF Agent may in its discretion approve, in which collection account the WF Borrower shall have no rights of withdrawal or transfer, and (b) all collections with respect to such WF Borrower Portfolio Loans that constitute Split-Funded Notes Receivable to be made to such collection account.

4.3     The MUFG Agent, for itself and on behalf of each of the MUFG Secured Parties, and the MUFG Borrower each acknowledge and agree that (a) all collections with respect to any Split-Funded Note Receivable received by the WF Agent shall be applied in accordance with the terms of the WF Loan Documents, as though the WF Borrower were entitled to receive such collections, and (b) none of the WF Borrower, the WF Agent, or any WF Secured Party shall pay, and shall not be liable to the MUFG Borrower, the MUFG Agent, or any MUFG Secured Party for, interest on any collections on any Split-Funded Notes Receivable paid to them in accordance herewith. Any such amounts shall be the obligation of the MUFG Borrower or its affiliates, as applicable, pursuant to the terms of the MUFG Loan Documents.

4.4     The WF Agent, for itself and on behalf of each of the WF Secured Parties, and the WF Borrower each acknowledge and agree that (a) all collections with respect to any Split-Funded Note Receivable received by the MUFG Agent shall be applied in accordance with the terms of the MUFG Loan Documents, as though the MUFG Borrower were entitled to receive such collections, and (b) none of the MUFG Borrower, the MUFG Agent, or any MUFG Secured Party shall pay, and shall not be liable to the WF Borrower, the WF Agent, or any WF Secured Party for, interest on any collections on any Split-Funded Notes Receivable paid to them in accordance herewith. Any such amounts shall be the obligation of the WF Borrower or its affiliates, as applicable, pursuant to the terms of the WF Loan Documents.

4.5     On the fifth Business Day of each calendar month, (i) the MUFG Borrower shall, or shall cause Servicer to (or at any time during a Special Servicer Period, the Special Servicer) give the MUFG Agent, the WF Agent, and the WF Borrower (with a copy to the Special Servicer) a written report with respect to each Split-Funded Note Receivable that is a MUFG Borrower Portfolio Loan, in a form satisfactory to the MUFG Agent and the WF Agent, in their reasonable discretion as asset-based lenders, detailing (1) the outstanding principal balance of each such MUFG Borrower Portfolio Loan, (2) the amount of all collections with respect thereto received during the previous month, (3) the amount of any such collections deposited in a Cash Management Account (as defined in the WF Loan Agreement), the WF Account, or any other WF-controlled deposit account but not otherwise payable to the WF Borrower with respect thereto in accordance with the applicable Split-Funded Note Receivable Documents, and any collections not applied by the MUFG Borrower, Servicer or Special Servicer, as applicable, or otherwise, in accordance with this Agreement, including without limitation any fees or expenses payable to the Special Servicer pursuant hereto (the amounts referred to in this clause (3) referred to herein as the “MUFG Borrower Portfolio Loan Amounts”) and (4) such other information reasonably requested by the MUFG Agent and the WF Agent, provided that such information is in the possession of the MUFG Borrower, the Servicer, or Special Servicer, as applicable, and the MUFG Borrower, the Servicer, or Special Servicer, as applicable, is not prohibited from disclosing such information and such information is requested by the MUFG Agent or the WF Agent in writing (which may be by email) at least 10 Business Days prior to the end of the calendar month covered by the applicable report and (ii) the WF Borrower shall pay to the deposit account specified by the MUFG Agent for such purpose an amount equal to the MUFG Borrower Portfolio Loan Amounts, if any. In the event that the WF Borrower fails to make such payment, if any, on the first Business Day of any week before the funding deadline for same day advances under the WF Loan Documents and upon written notice by MUFG Agent to the WF Agent of the same, solely in reliance upon such written report and notice without any obligation to make further inquiry with respect thereto, the WF Agent shall, without necessity of any notice to or consent from the WF Borrower or any other party and notwithstanding anything to the contrary set forth in any of the WF Loan Documents, within 1 Business Day of receipt of such notice pay directly to the MUFG Agent for application in accordance with the MUFG Loan Documents an amount equal to the MUFG Borrower Portfolio Loan Amounts; provided, that nothing contained in this Section 4.5 shall obligate the WF Agent or any WF Secured Party to make advances or other extensions of credit pursuant to this Section 4.5 in excess of amounts actually received from any Cash Management Account, the WF Account, or any other WF-controlled deposit account for such Split-Funded Note Receivable. The obligation of the WF Agent to make any payment under this Section 4.5 shall be absolute, unconditional, and irrevocable, made without setoff, deduction, withholding, counterclaim, or other defense, and irrespective of the occurrence of any breach, default, event of default, event or circumstance that could result in the termination of the Servicer, or other condition or event in connection with the WF Loan Documents or the MUFG Loan Documents (in either case including without limitation any lack of availability for advances or termination or suspension of commitments to extend credit) or otherwise.

4.6     On the fifth Business Day of each calendar month, (i) the WF Borrower shall, or shall cause Servicer to (or at any time during a Special Servicer Period, the Special Servicer) give the WF Agent, the MUFG Agent, and the MUFG Borrower (with a copy to the Special Servicer) a written report with respect to each Split-Funded Note Receivable that is a WF Borrower Portfolio Loan, in a form satisfactory to the WF Agent and the MUFG Agent, in their reasonable discretion as asset-based lenders, detailing (1) the outstanding principal balance of each such WF Borrower Portfolio Loan, (2) the amount of all collections with respect thereto received during the previous month, (3) the amount of any such collections deposited in the MUFG Account or any other MUFG-controlled deposit account but not otherwise payable to the MUFG Borrower with respect thereto in accordance with the applicable Split-Funded Note Receivable Documents and any collections not applied by WF Borrower, Servicer, or Special Servicer, as applicable, or otherwise, in accordance with this Agreement, including without limitation any fees or expenses payable to the Special Servicer pursuant hereto (the amounts referred to in this clause (3) referred to herein as the “WF Borrower Portfolio Loan Amounts”) and (4) such other information reasonably requested by the MUFG Agent or the WF Agent, provided that such information is in the possession of the WF Borrower, the Servicer, or Special Servicer, as applicable, and the WF Borrower, Servicer, or Special Servicer, as applicable is not prohibited from disclosing such information and such information is requested by the MUFG Agent and the WF Agent in writing (which may be by email) at least 10 Business Days prior to the end of the calendar month covered by the applicable report and (ii) the MUFG Borrower shall pay to the deposit account specified by the WF Agent for such purpose an amount equal to the WF Borrower Portfolio Loan Amounts, if any. In the event that the MUFG Borrower fails to make such payment, if any, on the first Business Day of any week before the funding deadline for same day advances under the MUFG Loan Documents and upon written notice by WF Agent to the MUFG Agent of the same, solely in reliance upon such written report and notice without any obligation to make further inquiry with respect thereto, the MUFG Agent shall, without necessity of any notice to or consent from the MUFG Borrower or any other party and notwithstanding anything to the contrary set forth in any of the MUFG Loan Documents, within 1 Business Day of receipt of such notice pay directly to the WF Agent for application in accordance with the WF Loan Documents an amount equal to the WF Borrower Portfolio Loan Amounts; provided, that nothing contained in this Section 4.6 shall obligate the MUFG Agent or any MUFG Secured Party to make advances or other extensions of credit pursuant to this Section 4.6 in excess of amounts actually received from the MUFG Account or any other MUFG-controlled collection account for such Split-Funded Note Receivable. The obligation of the MUFG Agent to make any payment under this Section 4.6 shall be absolute, unconditional, and irrevocable, made without setoff, deduction, withholding, counterclaim, or other defense, and irrespective of the occurrence of any breach, default, event of default, event or circumstance that could result in the termination of the WF Borrower or Servicer, as applicable, or other condition or event in connection with the MUFG Loan Documents or the WF Loan Documents (in either case including without limitation any lack of availability for advances or termination or suspension of commitments to extend credit) or otherwise.

4.7     The MUFG Agent and the WF Agent each hereby agrees to share with the other all collections received that are subject to this Agreement at all times and to apply all such collections received by either in the manner provided in Section 4.5 or 4.6, as applicable, so that after giving effect thereto the MUFG Agent receives the MUFG Borrower Portfolio Loan Amounts and the WF Agent receives the WF Borrower Portfolio Loan Amounts. The MUFG Agent and the WF Agent each further hereby agrees that if it shall receive any collections (including payments received by setoff or in error that are subject to this Agreement), such party shall promptly (in no event later than five (5) Business Days after receipt thereof) distribute to the other party such other party’s share of the collections so received.

4.8     Notwithstanding Sections 4.1 and 4.2 of this Agreement, in the event that a Defaulting Lender Group or any member thereof fails to make any payment required by any of Section 4.5, 4.6, or 4.7 of this Agreement within the time prescribed by such Sections, the Non-Defaulting Agent may, by written notice to the administrative agent of the Defaulting Lender Group (the “Defaulting Agent”), require the Defaulting Agent to direct the MUFG Agent or the WF Agent, as applicable, to remit 100% of collections with respect to Split-Funded Notes Receivable to the account specified by the Non-Defaulting Agent for such purpose until such Non-Defaulting Agent has received an amount equal to such missed payments (in addition to the amounts it would have otherwise received with respect to such collections). Such notice shall contain the date of the missed payment and the amount. In the event that the Defaulting Agent receives such a notice, it shall as soon as possible, but in any event within 2 Business Days, direct the MUFG Agent or the WF Agent, as applicable, to remit 100% of collections with respect to Split-Funded Notes Receivable to the account specified by the Non-Defaulting Agent for such purpose until such Non-Defaulting Agent has received an amount equal to such missed payments (in addition to the amounts it would have otherwise received with respect to such collections).

5.          Limitations on Split-Funded Notes Receivable. Notwithstanding anything to the contrary contained herein, in the MUFG Loan Documents, the WF Loan Documents, or otherwise, none of the MUFG Agent, the MUFG Secured Parties, the WF Agent, or the WF Secured Parties shall be obligated to make any extension of credit with respect to any Split-Funded Note Receivable to the MUFG Borrower or the WF Borrower, as applicable, and neither the MUFG Borrower nor the WF Borrower shall request any extension of credit with respect to any Split-Funded Note Receivable, unless:

5.1     such Split-Funded Note Receivable is included in the calculation of availability with respect thereto under the MUFG Loan Documents (subject in each case to application of concentration limits under the MUFG Loan Documents applicable to loans and participations generally) and under the WF Loan Documents (subject in each case to application of concentration limits under the WF Loan Documents applicable to loans generally);

5.2        the making of such extension of credit complies in all respects with the requirements of this Agreement and the MUFG Loan Documents applicable thereto or the WF Loan Documents applicable thereto;

5.3        notwithstanding anything to the contrary in the MUFG Loan Documents or the WF Loan Documents, the applicable Split-Funded Note Receivable Documents and related assignment and assumption and loan agreement shall be Split-Funded Approved Forms;

5.4        such Split-Funded Note Receivable does not provide for the issuance of any letters of credit;

5.5        no Servicer Termination shall have occurred;

5.6        no resignation by Servicer as servicer under the WF Loan Documents or the MUFG Loan Documents shall have occurred; and

5.7        no Defaulting Lender Group exists.

6.           Special Servicer Provisions.

6.1        The MUFG Agent shall give the WF Agent notice immediately (a) if a Servicer Termination has occurred with respect to MUFG Loan Documents and (b) upon having knowledge of a Servicer Termination Event under the MUFG Loan Documents, notice of the occurrence of a Servicer Termination Event under the MUFG Loan Documents.

6.2        The WF Agent shall give the MUFG Agent notice immediately (a) if a Servicer Termination has occurred with respect to WF Loan Documents and (b) upon having knowledge of a Servicer Termination Event under the WF Loan Documents, notice of the occurrence of a Servicer Termination Event under the WF Loan Documents.

6.3        In the event that a Servicer Termination has occurred, the MUFG Agent and the WF Agent may, by providing a joint notice to each of the parties hereto, require that the Special Servicer be designated as servicer with respect to all Split-Funded Notes Receivable pursuant to the terms and conditions set forth in this Agreement; provided that the Special Servicer (i) shall use its best efforts to provide servicing with respect to all Split-Funded Notes Receivable in accordance with Section 6.4 hereof, within ten (10) Business Days, but no later than forty-five (45) days, following receipt of such joint notice, and (ii) has received the Engagement Fee. In the event that the Special Servicer has received all necessary records and information required hereunder to begin providing servicing with respect to any particular Split-Funded Note Receivable prior to the expiration of the forty-five (45) day period referenced in clause (i) of the immediately preceding proviso, the Special Servicer will use best efforts to begin servicing such Split-Funded Note Receivable in accordance with Section 6.4 hereof as of the date Special Servicer has determined that it has received such records and information. Each of the parties hereto acknowledges and agrees, notwithstanding anything to the contrary in the MUFG Loan Documents or the WF Loan Documents, that upon the issuance of any such joint notice, the Special Servicer shall be automatically deemed to be designated and appointed as servicer with respect to all Split-Funded Notes Receivable whether then in existence or thereafter created and subject to the terms of this Agreement. For avoidance of doubt, the Special Servicer may conclusively rely on such joint notice without inquiry or confirmation that either the WF Agent or the MUFG Agent, respectively, has received such joint notice.

6.4        Notwithstanding anything to the contrary in any WF Loan Document or MUFG Loan Document or otherwise and subject to the terms of this Agreement, including without limitation Section 6.11, during the Special Servicer Period, the Special Servicer shall and is hereby authorized to:

(a)     provide, servicing of the Split-Funded Notes Receivable in accordance with normal and customary industry standards for the servicing and management of similar property,

(b)     receive, process, account for, and deliver, or arrange for the delivery of, all collections with respect to the Split-Funded Notes Receivable in accordance with this Agreement,

(c)     monitor and invoice payment of the Split-Funded Notes Receivable,

(d)     with the prior, written direction and consent of the WF Agent and the MUFG Agent, acting jointly (in each case, not to be unreasonably withheld), (i) non-judicially and judicially enforce such Split-Funded Note Receivable, including pursuing payment of the Split-Funded Notes Receivable, (ii) liquidate such Split-Funded Note Receivable or the collateral therefor, or (iii) settle and compromise such Split-Funded Note Receivable for less than payment in full of the obligations owing with respect thereto, or postpone or delay any date fixed by the applicable Split-Funded Note Receivable Documents for any payment of principal, interest, fees, or other amounts due thereunder; provided, that the Special Servicer has concluded that such compromise and settlement is necessary for maximizing the value of such Split-Funded Note Receivable,

(e)     at the prior written direction of the WF Agent and the MUFG Agent, take all lawful actions and procedures as are reasonably required to (i) promptly and diligently comply with the WF Borrower’s and MUFG Borrower’s respective obligations under such Split-Funded Note Receivable, (ii) maximize the value of such Split-Funded Note Receivable, (iii) collect and enforce payment of such Split-Funded Note Receivable, and (iv) monitor and manage all collateral securing the Split-Funded Note Receivable,

(f)     [reserved],

(g)     deposit all collections with respect to the Split-Funded Notes Receivable in the applicable deposit account specified therefor in Article 4 above,

(h)     maintain complete and accurate files with respect to each Split-Funded Note Receivable and all documents in respect thereof, with complete and accurate notations of all collection activities; and

(i)     provide such information and documentation in respect of the Split-Funded Notes Receivable and Special Servicer’s activities in performance of its duties in such capacity, in reasonable detail, as the WF Agent, the MUFG Agent, the MUFG Borrower, or the WF Borrower may reasonably request and with respect to the MUFG Borrower or the WF Borrower only, be entitled to.

6.5        During the Special Servicer Period, Special Servicer will provide the reports it is required to deliver pursuant to Article 4 of this Agreement and such other reports and information with respect to the Split-Funded Notes Receivable as may be reasonably requested by the MUFG Agent, the WF Agent, the MUFG Borrower, or the WF Borrower and to which each of the foregoing may be entitled to receive.

6.6        In consideration of Special Servicer’s services, the MUFG Borrower and WF Borrower shall pay to Special Servicer, and the MUFG Secured Parties and WF Secured Parties shall permit the MUFG Borrower and WF Borrower to ratably pay to Special Servicer the Special Servicer Fees and Expenses. The parties hereto acknowledge and agree that the amounts payable to the Special Servicer in such capacity hereunder shall be paid first and prior to application to any other amounts under any of the MUFG Loan Documents or the WF Loan Documents.

6.7        Subject to Section 6.11 below, Special Servicer will not institute legal proceedings for collection against an obligor with respect to a Split-Funded Note Receivable unless the Special Servicer has received the prior written consent of each of the WF Agent and the MUFG Agent, acting jointly, with respect to the institution of such legal proceedings. Special Servicer will prosecute such legal proceedings as it deems appropriate or necessary. The MUFG Borrower and the WF Borrower shall be solely responsible for payment of all Collection Costs in accordance with their respective shares pursuant to the applicable Split-Funded Note Receivable Documents to the extent not recovered by the Special Servicer directly from the applicable obligor.

6.8        The Special Servicer may resign, either as Special Servicer or as successor servicer, upon sixty (60) days prior written notice to each of the other parties hereto; provided, however, such resignation shall not become effective until there is a replacement successor Special Servicer appointed by the MUFG Agent and the WF Agent in their reasonable discretion; provided, further, the Special Servicer may resign immediately if any Special Servicer Fees and Expenses remain outstanding for a period of thirty (30) days after being invoiced. In the event that no successor Special Servicer has accepted appointment as the Special Servicer by the date which is 60 days following a retiring Special Servicer’s notice of resignation, the retiring Special Servicer’s resignation shall nevertheless thereupon become effective.

6.9          Transition Provisions.

(a)     Each of the parties hereto shall cooperate fully with the Special Servicer (or any successor in such capacity) in establishing replacement arrangements for servicing the Split-Funded Notes Receivable, which arrangements shall be satisfactory to the Special Servicer in its sole discretion (provided, that without the consent of the MUFG Agent, the WF Agent, the MUFG Borrower and the WF Borrower, no successor Special Servicer shall be entitled to compensation in excess of the amount payable to the Special Servicer hereunder). Without limitation, the MUFG Agent, the MUFG Borrower, the WF Agent, the WF Borrower, and the Servicer will (i) deliver to Special Servicer or its designees copies of all documents (or if necessary original counterparts as required by the MUFG Loan Documents or the WF Loan Documents, as applicable) in their respective possession relating to the Split-Funded Notes Receivable, including, without limitation, all litigation files, data, tapes or disks, credit files, ledger cards, printout and other computer records, (ii) execute any notices to obligors with respect to any Split-Funded Notes Receivable as may reasonably be requested by the Special Servicer, (iii) cause all collections with respect to the Split-Funded Notes Receivable to be deposited into the appropriate deposit accounts specified therefor in Sections 4.1 or 4.2 above, and (iv) provide full assistance and cooperation to the Special Servicer and its designees in the transfer and transition of servicing and managing the Split-Funded Notes Receivable, as the Special Servicer may request.

(b)     No other party hereto shall be released from any obligations to perform their duties to transition to Special Servicer the rights, duties and obligations set forth in herein, and each of the MUFG Borrower, the MUFG Agent, the WF Borrower, the WF Agent, and Servicer shall continue performance of such obligations in full compliance with applicable laws and in accordance with normal and customary industry standards for the servicing and management of similar property, until the transition to Special Servicer of replacement arrangements for servicing and managing the Split-Funded Notes Receivable have been completed to the Special Servicer’s satisfaction in its sole discretion.

(c)     During the Successor Servicer Period, the Special Servicer shall service the Split-Funded Notes Receivable under the terms of this Agreement; provided that (i) the Special Servicer will not assume any obligations of the Servicer described in Section 6.9(a) other than to cause all collections with respect to the Split-Funded Notes Receivable to be deposited into the appropriate deposit accounts specified therefor in Sections 4.1 or 4.2 above, (ii) the Special Servicer shall not be liable for any acts or omissions of the Servicer occurring prior to the Successor Servicer Period or for any breach by the Servicer of any of its representations and warranties contained herein or in any other MUFG Loan Documents or WF Loan Documents, (iii) the Special Servicer shall have no obligation to pay any of the fees and expenses of any other party to the transactions contemplated hereby, (iv) the Special Servicer shall have no liability or obligation with respect to any Servicer indemnification obligations of any prior Servicer, including the Servicer, and (v) the Special Servicer shall have no liability or obligation to perform any repurchase or advancing obligations of the Servicer.

(d)     With respect to the Special Servicer during a Special Servicer Period, the servicing standard shall be the same care, skill and diligence with which such successor Servicer services and administers like or similar assets for its own accounts or for the accounts of others and which is consistent with standards of care customarily exercised by other servicers.

6.10       Application of Collections. To the extent that Special Servicer receives any collections with respect to any Split-Funded Note Receivable that are not applied in accordance with this Agreement, the Special Servicer shall promptly upon learning thereof give the MUFG Agent, the MUFG Borrower, the WF Agent and the WF Borrower written notice thereof and of the amount thereof and such amounts shall be deemed to be MUFG Borrower Portfolio Loan Amounts or WF Borrower Portfolio Loan Amounts, as applicable, to be paid in accordance with Section 4.5, 4.6, and 4.7 of this Agreement. To the extent the Special Servicer receives any collections with respect to any Split-Funded Notes Receivable it shall hold such amounts in trust for the benefit of the MUFG Agent, the MUFG Secured Parties, the WF Agent, and the WF Secured Parties until applied in accordance with this Agreement.

6.11        Limitation on Liability.

(a)     The Special Servicer undertakes to perform only such duties and obligations as are specifically set forth in this Agreement, it being expressly understood by all parties hereto that there are no implied duties or obligations of the Special Servicer hereunder. Without limiting the generality of the foregoing, the Special Servicer, except as expressly set forth herein, shall have no obligation to supervise, verify, monitor or administer the performance of the Servicer. The Special Servicer may act through its agents, nominees, attorneys and custodians in performing any of its duties and obligations under this Agreement, it being understood by the parties hereto that the Special Servicer will be responsible for any misconduct or gross negligence on the part of such agents, attorneys or custodians. Neither the Special Servicer nor any of its officers, directors, employees, attorneys or agents shall be liable, directly or indirectly, for any damages or expenses arising out of the services performed under this Agreement other than damages or expenses that result from the gross negligence or willful misconduct of it or them or the failure to perform materially in accordance with this Agreement. In no event shall the Special Servicer be required to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties as Special Servicer or in the exercise of any of its rights and powers hereunder if, in its sole judgment, it shall believe that repayment of such funds or adequate indemnity against such risk or liability is not assured to it.

(b)     The Special Servicer shall not be liable for any obligation of the Servicer contained in this Agreement or any of the MUFG Loan Documents or the WF Loan Documents or for any errors of the Servicer contained in any computer tape, certificate or other data or document delivered to the Special Servicer hereunder or on which the Special Servicer must rely in order to perform its obligations hereunder, and the other parties hereto each agree to look only to the Servicer to perform its obligations contained in this Agreement or any of the MUFG Loan Documents or the WF Loan Documents. Except as expressly set forth herein, the Special Servicer shall have no responsibility and shall not be in default hereunder or incur any liability for any failure, error, malfunction or any delay in carrying out any of its duties under this Agreement if such failure or delay results from the Special Servicer acting in accordance with information prepared or provided by a party other than the Special Servicer or the failure of any such other party to prepare or provide such information. The Special Servicer shall have no responsibility, shall not be in default and shall incur no liability for (i) any act or failure to act of any third party, including the Servicer, (ii) any inaccuracy or omission in a notice or communication received by the Special Servicer from any third party, (iii) the invalidity or unenforceability of any collateral under applicable law, (iv) the breach or inaccuracy of any representation or warranty made with respect to any such collateral, or (v) the acts or omissions of any successor Special Servicer.

(c)     Notwithstanding anything to the contrary herein, the Special Servicer shall not be liable for any delays in performance for causes beyond its control, including, but not limited to, acts of war or terrorism, powerline failures, fire, flood, epidemic, acts of any other party hereto or restriction by civil or military authority in their sovereign or contractual capacities. In the event of any such delay, performance shall be extended for so long as such period of delay.

(d)     The Special Servicer shall not have any duty to take any discretionary action or exercise any discretionary powers and shall have the right to obtain the written consent of each of the MUFG Agent and WF Agent before taking any action. The Special Servicer shall not be liable for any action taken or not taken by it with the consent, or at the direction, of the MUFG Agent and WF Agent or in the absence of the Special Servicer’s own gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final and non-appealable judgment.

(e)     The Special Servicer shall not be required to take any action as directed by either the MUFG Agent or the WF Agent unless such direction is a joint direction executed by both the MUFG Agent and the WF Agent.

(f)     Notwithstanding anything contained in this Agreement, the MUFG Loan Documents or the WF Loan Documents to the contrary, the Special Servicer shall not be responsible for the accounting, records (including computer records) and work of Hercules Capital, Inc. or any other predecessor Servicer relating to the Split Funded Receivables (collectively, the “Predecessor Servicer Work Product”). If any error, inaccuracy, omission or incorrect or non-standard practice or procedure (collectively, “Errors”) exists in any Predecessor Servicer Work Product and such Errors make it materially more difficult to service or should cause or materially contribute to the Special Servicer making or continuing any Errors (collectively, “Continued Errors”), the Special Servicer shall have no liability for such Continued Errors; provided, however, that the Special Servicer agrees to use commercially reasonable efforts to prevent, and as and when discovered or known by Special Servicer, correct, Continued Errors.

(g)     With respect to any Split-Funded Note Receivable that relates to a foreign Obligor that is not registered to do business in the United States or Canada (excluding Quebec), does not have contact information in the United States or Canada (excluding Quebec) or the collateral securing such Split-Funded Note Receivable is located outside of the United States or Canada (excluding Quebec) (in each case, a “Foreign Loan”), the Special Servicer acting as successor Servicer shall only be responsible for invoicing (unless such Foreign Loan relates to a foreign Obligor that is registered to do business in Quebec or secured by collateral located in Quebec, in which case the Special Servicer shall not be responsible for invoicing) and acting as system of record with respect to such Loan and will not be responsible for exercising either MUFG Borrower’s or WF Borrower’s rights and remedies with respect to such Foreign Loan.

(h)     The Special Servicer (including in its capacity as successor Servicer) is authorized to accept and rely on all accounting records (including computer records) and work product of the prior Servicer hereunder relating to the Collateral without any audit or other examination. It is hereby acknowledged and agreed that the Special Servicer has no knowledge of (and is not required to know) the terms and provisions of the WF Loan Documents, the MUFG Loan Documents or any other related documentation or whether any actions by any party hereto or any other person or entity are permitted or a breach thereunder or consistent or inconsistent therewith.

(i)     The Special Servicer (including in its capacity as Servicer) shall have no liability for any errors in the content of information provided to it, and, except as specifically provided herein (including, without limitation, in Section 6.11(f) above), shall not be required to verify, recompute, reconcile or recalculate any such information or data. Without limiting the generality of any terms of the foregoing, the Special Servicer shall have no liability for any failure, inability or unwillingness on the part of the Servicer to provide accurate and complete information on a timely basis to the Special Servicer, or otherwise on the part of any such party to comply with the terms of this Agreement, or other document, and shall have no liability for any inaccuracy or error in the performance or observance on the Special Servicer’s part of any of its duties hereunder that is caused by or results from any such inaccurate, incomplete or untimely information received by it, or other failure on the part of any such other party to comply with the terms hereof. The Special Servicer undertakes to perform only such duties and obligations as are specifically set forth in this Agreement, it being expressly understood by all parties hereto that there are no implied duties or obligations of the Special Servicer hereunder. Without limiting the generality of the foregoing, the Special Servicer, except as expressly set forth herein, shall have no obligation to supervise, verify, monitor or administer the performance of the Servicer, the WF Borrower or the MUFG Borrower and shall have no liability for any action taken or omitted by the Servicer (including any successor to the Servicer other than U.S. Bank). If any party is prevented from fulfilling its obligations hereunder as a result of government actions, regulations, fires, strikes, accidents, acts of God or other causes beyond the control of either party, all parties’ obligations shall be suspended for a reasonable time during which such conditions exist. In no event will the Special Servicer (in its capacity as such or as successor Servicer) be liable for indirect, special, consequential or incidental damages. It is expressly agreed and acknowledged that the Special Servicer is not guaranteeing performance of or assuming any liability for the obligations of the other parties hereto or any parties to the Split-Funded Notes Receivable.

6.12     In the event that the Special Servicer is in material breach of its obligations under this Agreement, the Special Servicer is part of a Defaulting Lender Group, the Special Servicer fails to have at least $50,000,000 in equity, or fails to be rated Investment Grade, the MUFG Agent and the WF Agent may appoint as successor Special Servicer such financial institution as may be acceptable to the MUFG Agent and the WF Agent in their sole discretion, in each case in accordance with Section 6.9 of this Agreement.

6.13     EACH OF SERVICER, THE MUFG BORROWER, AND THE WF BORROWER, JOINTLY AND SEVERALLY, HEREBY INDEMNIFIES, AND AGREES TO DEFEND AND HOLD SPECIAL SERVICER HARMLESS FOR, FROM, AGAINST AND IN RESPECT OF, AND SHALL ON DEMAND REIMBURSE SPECIAL SERVICER FOR, ANY AND ALL LOSS, LIABILITY, CLAIM, OR DAMAGE TO SPECIAL SERVICER RELATING TO (A) THE FAILURE OF THE MUFG BORROWER, THE SERVICER, OR THE WF BORROWER TO PERFORM ANY COVENANT OR AGREEMENT MADE HEREUNDER (INCLUDING ENFORCEMENT OF INDEMNIFICATION OBLIGATIONS HEREUNDER), (B) THE BREACH OF ANY WARRANTY OR REPRESENTATION MADE BY THE MUFG BORROWER, THE SERVICER, OR THE WF BORROWER IN CONNECTION HEREWITH, (C) ANY LIABILITIES OR OBLIGATIONS (INCLUDING, WITHOUT LIMITATION, ACTUAL OR CONSEQUENTIAL DAMAGES) ARISING DIRECTLY OR INDIRECTLY FROM ANY VIOLATION OR CLAIMED VIOLATION BY THE MUFG BORROWER, THE SERVICER, OR THE WF BORROWER (OR OTHERS PERFORMING SERVICES ON ANY OF THEIR BEHALF) OF ANY APPLICABLE LAW, (D) ANY AND ALL CLAIMS, LOSSES, PENALTIES, FINES, FORFEITURES OR JUDGEMENTS ARISING OUT OF THIS AGREEMENT OR BROUGHT AGAINST THE SPECIAL SERVICER BY A PARTY HERETO OR ANY OTHER PARTY, AND (E) ANY AND ALL ACTIONS, SUITS, PROCEEDINGS, CLAIMS, DEMANDS, ASSESSMENTS, JUDGMENTS, COSTS AND EXPENSES, INCLUDING, WITHOUT LIMITATION, REASONABLE COURT COSTS, ATTORNEYS’ FEES AND OTHER EXPENSES INCIDENT TO ANY OF THE FOREGOING. THE PROVISIONS OF THIS SECTION 6.13 SHALL SURVIVE ANY TERMINATION OF THIS AGREEMENT. NOTWITHSTANDING THE FOREGOING, NONE OF THE MUFG BORROWER, THE SERVICER, AND THE WF BORROWER SHALL BE REQUIRED TO INDEMNIFY SPECIAL SERVICER FROM ANY OF THE FOREGOING ARISING FROM THE SPECIAL SERVICER’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

7.            Agreement Not to Contest Loan Documents.

7.1     The MUFG Agent, for itself and on behalf of each of the MUFG Secured Parties, and the MUFG Borrower each hereby acknowledges and agrees that it shall not, directly or indirectly, take any action to challenge or in any way limit any rights or remedies of the WF Agent, the WF Secured Parties, the WF Borrower or the Servicer under or in connection with the WF Loan Documents. The MUFG Agent, for itself and on behalf of each of the MUFG Secured Parties, and the MUFG Borrower each hereby further acknowledges and agrees that it will not, directly or indirectly, initiate or prosecute any claim, action or other proceeding (i) challenging the validity or enforceability of any of the WF Loan Documents, (ii) challenging the validity, enforceability or unavoidability of any claim of the WF Agent, the WF Secured Parties, the WF Borrower or the Servicer with respect to the WF Collateral, or (iii) challenging the perfection, enforceability or unavoidability of any liens or security interests of the WF Agent, for the benefit of the WF Secured Parties, in the WF Collateral.

7.2     The WF Agent, for itself and on behalf of each of the WF Secured Parties, and the WF Borrower each hereby acknowledges and agrees that it shall not, directly or indirectly, take any action to challenge or in any way limit any rights or remedies of the MUFG Agent, the MUFG Secured Parties, the MUFG Borrower or the Servicer under or in connection with the MUFG Loan Documents. The WF Agent, for itself and on behalf of each of the WF Secured Parties, and the WF Borrower each hereby further acknowledges and agrees that it will not, directly or indirectly, initiate or prosecute any claim, action or other proceeding (i) challenging the validity or enforceability of any of the MUFG Loan Documents, (ii) challenging the validity, enforceability or unavoidability of any claim of the MUFG Agent, the MUFG Secured Parties, the MUFG Borrower or the Servicer with respect to the MUFG Collateral, or (iii) challenging the perfection, enforceability or unavoidability of any liens or security interests of the MUFG Agent, for the benefit of the MUFG Secured Parties, in the MUFG Collateral.

8.           Borrower Covenants.

8.1     Each of the MUFG Borrower and the Servicer hereby covenants and agrees not to include or request the inclusion (or to permit the inclusion or request for inclusion) of any WF Borrower Portfolio Loan in any borrowing base report or similar report pursuant to the MUFG Loan Documents or otherwise request or permit that any of the foregoing be included in any calculation of availability for credit extensions under the MUFG Loan Documents, and the MUFG Borrower and Servicer further agree that the same will not be eligible for any advances or loans by the MUFG Agent or any of the MUFG Secured Parties under the MUFG Loan Documents or otherwise. The MUFG Borrower and the Servicer hereby agree not to request or obtain (or permit the request for or obtaining of) any advances or loans from the MUFG Agent or any of the MUFG Secured Parties with respect to any of the foregoing.

8.2     Each of the WF Borrower and the Servicer hereby covenants and agrees not to include or request the inclusion (or to permit the inclusion or request for inclusion) of any MUFG Borrower Portfolio Loan in any borrowing base report or similar report pursuant to the WF Loan Documents or otherwise request or permit that any of the foregoing be included in any calculation of availability for credit extensions under the WF Loan Documents, and the WF Borrower and the Servicer each further agree that the same will not be eligible for any advances or loans by the WF Agent or any of the WF Secured Parties under the WF Loan Documents or otherwise. The WF Borrower and the Servicer each hereby agree not to request or obtain (or permit the request for or obtaining of) any advances or loans from the WF Agent or any of the WF Secured Parties with respect to any of the foregoing.

8.3     To the extent that all costs, fees, and expenses due and payable in connection with or related to the applicable Split-Funded Note Receivable Documents are not recovered directly from the applicable obligor, each of the MUFG Borrower, the WF Borrower, and the Servicer hereby covenant and agree that such unrecovered amounts shall be paid by the MUFG Borrower and the WF Borrower in accordance with their required commitment percentages under such Split-Funded Note Receivable Documents.

9.           Modifications to Loan Documents; Waivers.

9.1     Until the WF Borrower Obligations have been paid and performed in full and all WF Loan Documents have terminated, the MUFG Agent, for itself and on behalf of each of the MUFG Secured Parties, agrees that without consent of the MUFG Agent, or any of the MUFG Secured Parties, and without notice to any of the same, the WF Agent, and the WF Secured Parties may renew, extend or increase any of the WF Borrower Obligations or that of any other party at any time directly or indirectly liable for the payment or performance of any WF Borrower Obligations, accept partial payments of any WF Borrower Obligations, settle, release (by operation of law or otherwise), compound, compromise, collect or liquidate any of the WF Borrower Obligations, make loans or advances to WF Borrower secured in whole or in part by the WF Collateral, change, waive, alter or vary the interest charge on, or amend, restate, supplement or otherwise modify any other terms or provisions of the WF Borrower Obligations or any present or future instrument, document or agreement between or among the WF Borrower, the Servicer, their respective affiliates, the WF Agent, or any WF Secured Party, release, exchange, fail to perfect, delay the perfection of, fail to resort to, or realize upon any WF Collateral, and take any other action or omit to take any other action with respect to the WF Borrower Obligations, the WF Collateral or the WF Loan Documents as the WF Agent, or any WF Secured Party deems necessary or advisable in their sole discretion. Nothing in this Section 9.1 shall be construed as a waiver by the MUFG Agent or any MUFG Secured Party of (a) its rights to receive its applicable share of the collections of any Split-Funded Note Receivable or (b) its other rights under the MUFG Loan Documents.

9.2     Until the MUFG Borrower Obligations have been paid and performed in full and all MUFG Loan Documents have terminated, the WF Agent, for itself and on behalf of each of the WF Secured Parties, agrees that without consent of the WF Agent, or any of the WF Secured Parties, and without notice to any of the same, the MUFG Agent, and the MUFG Secured Parties may renew, extend or increase any of the MUFG Borrower Obligations or that of any other party at any time directly or indirectly liable for the payment or performance of any MUFG Borrower Obligations, accept partial payments of any MUFG Borrower Obligations, settle, release (by operation of law or otherwise), compound, compromise, collect or liquidate any of the MUFG Borrower Obligations, make loans or advances to MUFG Borrower secured in whole or in part by the MUFG Collateral, change, waive, alter or vary the interest charge on, or amend, restate, supplement or otherwise modify any other terms or provisions of the MUFG Borrower Obligations or any present or future instrument, document or agreement between or among the MUFG Borrower, the Servicer, their respective affiliates, the MUFG Agent, or any MUFG Secured Party, release, exchange, fail to perfect, delay the perfection of, fail to resort to, or realize upon any MUFG Collateral, and take any other action or omit to take any other action with respect to the MUFG Borrower Obligations, the MUFG Collateral or the MUFG Loan Documents as the MUFG Agent, or any MUFG Secured Party deems necessary or advisable in their sole discretion. Nothing in this Section 9.2 shall be construed as a waiver by the WF Agent or any WF Secured Party of (a) its rights to receive its applicable share of the collections of any Split-Funded Note Receivable, or (b) its other rights under the WF Loan Documents.

10.         Not a Commitment to Extend Credit. It is understood and agreed that this Agreement shall in no way be construed as a commitment or agreement by any of the MUFG Agent, any of the MUFG Secured Parties, the WF Agent, or any of the WF Secured Parties to make or continue to make any extensions of credit and that any such party may terminate any such existing commitments in accordance with the MUFG Loan Documents or the WF Loan Documents, as applicable.

11.         Acknowledgments Regarding Financial Condition.

11.1     Except as expressly permitted or required by this Agreement, each of the MUFG Agent, for itself and the MUFG Secured Parties, and the WF Agent, for itself and the WF Secured Parties, severally waives any right to require the other to disclose to it any information which the other may now or hereafter acquire concerning the Servicer, the MUFG Borrower or the WF Borrower or their respective affiliates, as applicable. Each of the MUFG Agent, for itself and on behalf of each of the MUFG Secured Parties, and the WF Agent, for itself and on behalf of each of the WF Secured Parties, acknowledges that it is entering into this Agreement and the transactions contemplated hereby solely in reliance upon its own independent investigation as to the financial condition and creditworthiness of the MUFG Borrower or the WF Borrower, and their respective affiliates, as applicable, and not in reliance on any information, representation or advice provided by the other.

11.2     Each of the MUFG Borrower, the WF Borrower, and MUFG Agent acknowledges that it is entering into this Agreement and the transactions contemplated hereby not in reliance on any information, representation or advice provided by the WF Agent or any of the WF Secured Parties.

11.3     Each of the WF Borrower, the MUFG Borrower, and WF Agent acknowledges that it is entering into this Agreement and the transactions contemplated hereby not in reliance on any information, representation or advice provided by the MUFG Agent or any of the MUFG Secured Parties.

12.        Termination. This Agreement shall terminate upon the earlier of the satisfaction in full of all MUFG Borrower Obligations and termination of the MUFG Loan Documents or the satisfaction in full of all WF Borrower Obligations (including any obligations to provide cash collateral with respect to letters of credit or bank products pursuant to the terms of the WF Loan Documents) and termination of the WF Loan Documents, in each case other than with respect to contingent liabilities that are not yet matured and payable; provided, that Sections 6.13 and 13 of this Agreement shall survive any termination of this Agreement.

13.        Revivor. If, after satisfaction in full of all MUFG Borrower Obligations and termination of the MUFG Loan Documents or satisfaction in full of all WF Borrower Obligations and termination of the WF Loan Documents, either of the MUFG Borrower or the WF Borrower thereafter becomes liable with respect to any MUFG Borrower Portfolio Loan Amounts or WF Borrower Portfolio Loan Amounts, or any payment made on either such party in respect thereof shall for any reason be returned by the MUFG Agent, the MUFG Secured Parties, WF Agent, or the WF Secured Parties (whether because of a claim that the same constituted a preference, or for any other reason), this Agreement shall thereupon in all respects become effective with respect to such subsequent or reinstated MUFG Borrower Portfolio Loan Amounts or WF Borrower Portfolio Loan Amounts, without the necessity of any further act or agreement by any other party.

14.         Reliance on Information Received.

14.1     Each of the MUFG Agent and any of the MUFG Secured Parties shall be entitled to rely conclusively upon any report, notice, or instruction it receives from any other party hereto in connection herewith and in accordance with the terms hereof, and shall have no obligation to investigate or verify the authenticity or correctness of any such report, notice, or instruction.

14.2     Each of the WF Agent and any of the WF Secured Parties shall be entitled to rely conclusively upon any report, notice, or instruction it receives from any other party hereto in connection herewith and in accordance with the terms hereof, and shall have no obligation to investigate or verify the authenticity or correctness of any such report, notice, or instruction.

14.3     The Special Servicer shall be entitled to rely conclusively upon any report, notice, or instruction it receives from any other party hereto in connection herewith and in accordance with the terms hereof, and shall have no obligation to investigate or verify the authenticity or correctness of any such report, notice, or instruction.

15.        Effect on Loan Documents. Each of the parties hereto acknowledges and agrees that (a) the MUFG Agent, for itself and on behalf of the MUFG Secured Parties, is entering into this agreement and considering the transactions contemplated hereby as an accommodation to the MUFG Borrower, (b) the WF Agent, for itself and on behalf of the WF Secured Parties, is entering into this agreement and considering the transactions contemplated hereby as an accommodation to the WF Borrower, (c) the terms and conditions contained herein may be contrary to or inconsistent with the provisions of the MUFG Loan Documents or the WF Loan Documents but in the event of any such event, the terms and conditions of this Agreement shall supersede any contrary or inconsistent provisions of the MUFG Loan Documents or the WF Loan Documents, (d) no act or omission by the MUFG Agent, any MUFG Secured Party, the WF Agent, or any WF Secured Party in accordance herewith shall constitute or be deemed to be a breach by such party or violation of its duties under any of the MUFG Loan Documents or the WF Loan Documents, as applicable, including without limitation any commitments to make extensions of credit or confidentiality provisions, and hereby consents to such acts and omissions, and (e) nothing contained herein shall be deemed to be or constitute a consent to or waiver of any obligations or duties of the MUFG Borrower or of the Servicer or any of their respective affiliates under any of the MUFG Loan Documents or of the Servicer or WF Borrower or any of their respective affiliates under any of the WF Loan Documents, except with respect to the transition of servicing of Split-Funded Notes Receivable to the Special Servicer during any Special Servicer Period.

16.        Notices. Unless otherwise provided in this Agreement, all notices or demands relating to this Agreement shall be in writing and shall be personally delivered or sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, electronic mail (at such email addresses as a party may designate in accordance herewith), or facsimile, sent to the respective address set forth below:

If to the MUFG Borrower:	hercules funding IV llc 400 Hamilton Avenue, Suite 310 Palo Alto, CA 94301 Attn: Chief Executive Officer and Chief Financial Officer Fax No: (650) 473-9194 E-mail: FinanceTeam@htgc.com

with courtesy copies to (which shall not constitute notice for purposes of this Section 16):	HERCULES FUNDING IV LLC 400 Hamilton Avenue, Suite 310 Palo Alto, CA 94301 Attn: General Counsel Fax No: (650) 473-9194 E-mail: Legal@htgc.com

If to the WF Borrower:	HERCULES FUNDING II LLC 400 Hamilton Avenue, Suite 310 Palo Alto, CA 94301 Attn: Chief Executive Officer and Chief Financial Officer Fax No: (650) 473-9194 E-mail: FinanceTeam@htgc.com

with courtesy copies to (which shall not constitute notice for purposes of this Section 16):	HERCULES FUNDING II LLC 400 Hamilton Avenue, Suite 310 Palo Alto, CA 94301 Attn: General Counsel Fax No: (650) 473-9194 E-mail: Legal@htgc.com

If to the MUFG Agent:

MUFG UNION BANK, N.A.

Commercial Loan & Agency Services

1980 Saturn Street

Monterey Park, CA 91755

Attn: Commercial Loan Operations Supervisor

Fax No: (800) 446-9951

E-mail: CLD.SF@unionbank.com;

agencydesk@us.sc.mufg.jp

with courtesy copies to (which shall not constitute notice for purposes of this Section 16):	MUFG UNION BANK, N.A. 99 Almaden Boulevard, Suite 200 San Jose, CA 95113 Attn: Kenneth Beck, Director Fax No: (408) 280-7163 E-mail: Kenneth.beck@unionbank.com

If to WF Agent:

WELLS FARGO CAPITAL FINANCE, LLC

1421 Dallas Parkway, Suite 1300

Dallas, TX 75254

Attn: Loan Portfolio Manager – Hercules

Fax No.: 866-223-4322

Email: anna.k.torres@wellsfargo.com;

tami.barrows@wellsfargo.com

with courtesy copies to (which shall not constitute notice for purposes of this Section 16):	WINSTON & STRAWN LLP 2121 N. Pearl St., Suite 900 Dallas, TX 75201 Attn: Jordan M. Klein Fax No.: 214-453-6400 Email: Jordan.klein@winston.com

If to the Servicer:	HERCULES CAPITAL, INC. 400 Hamilton Avenue, Suite 310 Attn: Chief Executive Officer and Chief Financial Officer Fax No: (650) 473-9194 E-mail: FinanceTeam@htgc.com with courtesy copies to (which

shall not constitute notice for

purposes of this Section 16):

If to the Special Servicer:

with courtesy copies to (which

shall not constitute notice for

purposes of this Section 16):

HERCULES CAPITAL, INC.

400 Hamilton Avenue, Suite 310

Palo Alto, CA 94301

Attn: General Counsel

Fax No: (650) 473-9194

E-mail: Legal@htgc.com

U.S. BANK NATIONAL ASSOCIATION

60 Livingston Avenue

St. Paul, MN 55107

EP-MN-WS3D

Attn: John Linssen

E-mail: john.linssen@usbank.com

Nixon Peabody LLP

53 State Street

Boston, MA 02109

Attn: Catherine Ng

E-mail: cng@nixonpeabody.com

Any party hereto may change the address at which it is to receive notices hereunder, by notice in writing in the foregoing manner given to the other parties. All notices or demands sent in accordance with this Section 16, shall be deemed received on the date of actual receipt; provided, that (a) notices sent by overnight courier service shall be deemed to have been given when received, (b) notices by facsimile shall be deemed to have been given when receipt is confirmed by the recipient, and (c) notices by electronic mail shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return email or other written acknowledgment).

17.         CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER; JUDICIAL REFERENCE PROVISION.

17.1     THE VALIDITY OF THIS AGREEMENT, THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF, THE RIGHTS OF THE PARTIES HERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR RELATED HERETO OR THERETO, AND ANY CLAIMS, CONTROVERSIES OR DISPUTES ARISING HEREUNDER OR RELATED HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

17.2     THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK. EACH PARTY HERETO WAIVES, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE HEREWITH.

17.3     TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO HEREBY WAIVES ITS RESPECTIVE RIGHTS, IF ANY, TO A JURY TRIAL OF ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION DIRECTLY OR INDIRECTLY BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS (EACH A “CLAIM”). EACH PARTY HERETO REPRESENTS THAT IT HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

17.4     EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK AND THE STATE OF NEW YORK, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT. EACH PARTY HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

17.5     NO CLAIM MAY BE MADE BY ANY PARTY HERETO AGAINST THE MUFG AGENT, ANY MUFG SECURED PARTY, THE WF AGENT, OR ANY WF SECURED PARTY, OR ANY AFFILIATE, DIRECTOR, OFFICER, EMPLOYEE, COUNSEL, REPRESENTATIVE, AGENT, OR ATTORNEY-IN-FACT OF ANY OF THEM FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL, PUNITIVE OR EXEMPLARY DAMAGES OR LOSSES IN RESPECT OF ANY CLAIM FOR BREACH OF CONTRACT OR ANY OTHER THEORY OF LIABILITY ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY ACT, OMISSION, OR EVENT OCCURRING IN CONNECTION THEREWITH, AND EACH PARTY HERETO HEREBY WAIVES, RELEASES, AND AGREES NOT TO SUE UPON ANY CLAIM FOR SUCH DAMAGES, WHETHER OR NOT ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR.

18.          Agent Authority.

18.1     The MUFG Agent hereby represents and warrants to the other parties hereto that it has the express authority to execute this Agreement on behalf of the MUFG Secured Parties.

18.2     The WF Agent hereby represents and warrants to the other parties hereto that it has the express authority to execute this Agreement on behalf of the WF Secured Parties.

19.         No Third Party Beneficiaries. This Agreement is made and entered into for the sole protection and legal benefit of the parties hereto, and their respective permitted successors and assigns, and no other party shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with this Agreement.

20.         General. Each party agrees, upon another party’s request, to execute all such documents and instruments and take all such actions as deemed necessary or advisable in order to carry out the purposes of this Agreement. No party may assign any of its rights hereunder without the prior written consent of the other parties and any such assignment shall be null and void, provided that nothing herein shall restrict (a) the WF Agent’s or any WF Secured Party’s right to assign this Agreement in connection with any assignment by it of its rights, duties, or obligations under (but in each case in accordance with) the WF Loan Documents, (b) the MUFG Agent’s or any MUFG Secured Party’s right to assign this Agreement in connection with any assignment by it of its rights, duties, or obligations under (but in each case in accordance with) the MUFG Loan Documents, or (c) the MUFG Borrower’s or the WF Borrower’s rights under the MUFG Loan Agreement and the WF Loan Agreement, respectively, to sell or substitute loans in accordance with the respective terms of such agreements. This Agreement sets forth in full the terms of agreement between the parties with respect to the subject matter hereof, and may not be modified or amended, nor may any rights hereunder be waived, except in a writing signed by the parties hereto.

[Signature pages to follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

MUFG BORROWER:	HERCULES FUNDING Iv LLC, a Delaware limited liability company, as the MUFG Borrower

	By:	/s/ Melanie Grace
	Name:	Melanie Grace
	Title:	General Counsel and Secretary

WF BORROWER:	HERCULES FUNDING II LLC, a Delaware limited liability company, as the WF Borrower

	By:	/s/ Melanie Grace
	Name:	Melanie Grace
	Title:	General Counsel and Secretary

MUFG AGENT:	MUFG UNION BANK, N.A., as the MUFG Agent, for itself and on behalf of the MUFG Secured Parties

	By:	/s/ Kenneth J. Beck
	Name:	Kenneth J. Beck
	Title:	Director

WF AGENT:	WELLS FARGO CAPITAL FINANCE, LLC, a Delaware limited liability company, as the WF Agent, for itself and on behalf of the WF Secured Parties

	By:	/s/ Anna Torres
	Name:	Anna Torres
	Title:	Assistant Vice President

SERVICER:	HERCULES CAPITAL, INC., a Maryland corporation, as Servicer

	By:	/s/ Melanie Grace
	Name:	Melanie Grace
	Title:	General Counsel and Secretary

[continued on next page]

Signature Page to Intercreditor Agreement

SPECIAL SERVICER:	U.S. BANK NATIONAL ASSOCIATION, as Special Servicer

	By:	/s/ Deborah J. Franco
	Name:	Deborah J. Franco
	Title:	Vice President

Signature Page to Intercreditor Agreement